UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

March 25, 2018

Date of Report (Date of Earliest event reported)

PetLife Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-52445	33-1133537
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10120 So. Eastern Avenue, Suite 213, Henderson, NV 89052
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(855) 682-7853

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (/Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement

Please see the disclosures set forth under Item 2.01 below regarding the Transaction (as such term is defined therein) which are hereby incorporated into this Item 1.01 by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 25, 2018, PetLife Pharmaceuticals, Inc., a Nevada corporation (the “Company”), closed a transaction with Healthy Life Pets, LLC (“HLP”) (the “Transaction”) whereby (i) the Company would return all of the intellectual property assets that it’s wholly owned subsidiary acquired from HLP pursuant to that certain Asset Purchase Agreement dated March 10, 2017 (the “Agreement”)(See Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 25, 2017) in exchange for (ii) delivery by HLP to the Company, for return to treasury stock, of all shares of the Company’s Common Stock issued to HLP pursuant to the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 29, 2018	PETLIFE PHARMACEUTICALS, INC.

	By:	/s/ Laura De Leon Castro
	Name:	Laura De Leon Castro
	Title:	President and Chief Executive Officer